UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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☐	Soliciting Material Pursuant to § 240.14a-12

AMYRIS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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EXPLANATORY NOTE

Subsequent to the filing of its definitive proxy statement with the Securities and Exchange Commission on April 12, 2012 (the “Proxy Statement”), Amyris, Inc. discovered that the table in the section entitled “Security Ownership of Certain Beneficial Owners and Management” mistakenly omitted TPG Biotechnology Partners II, L.P., a holder of more than 5% of the company’s outstanding common stock. The corrected table and associated footnotes are set forth below and the Proxy Statement shall be deemed to be amended to reflect the amended section.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock, as of March 15, 2012, by:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our voting securities;

•	each of our directors;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which the individual or entity has sole or shared voting power or investment power. These rules also treat as outstanding all shares of capital stock that a person would receive upon exercise of stock options held by that person that are immediately exercisable or exercisable within 60 days of the date on which beneficial ownership is determined. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The information does not necessarily indicate beneficial ownership for any other purpose. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to our knowledge the persons named in the table below have sole voting and investment power with respect to all shares of common stock attributed to them in the table.

Information with respect to beneficial ownership has been furnished to us by each director and executive officer and certain stockholders, and derived from publicly-available SEC beneficial ownership reports on Forms 3 and 4 and Schedules 13G filed by covered beneficial owners of our common stock. Percentage ownership of our common stock in the table is based on 56,296,681 shares of our common stock outstanding on March 15, 2012. Except as otherwise set forth below, the address of the beneficial owner is c/o Amyris, Inc., 5885 Hollis Street, Suite 100, Emeryville, California 94608.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (#)	Percent Of Class (%)
5% Stockholders
Total Gas & Power USA, SAS(1)	11,939,360	21.2
Entities affiliated with FMR LLC(2)	8,773,148	15.6
Artis Capital Management, L.P.(3)	6,132,341	10.9
Maxwell (Mauritius) Pte Ltd.(4)	5,319,921	9.5
Entities affiliated with Kleiner Perkins Caufield & Byers(5)	4,191,727	7.5
Entities affiliated with Khosla Ventures(6)	3,536,987	6.3
TPG Biotechnology Partners II, L.P.(7)	3,262,450	5.8

Directors and Named Executive Officers
John Melo(8)	1,295,591	2.3
Ralph Alexander(9)	54,666	*
Philippe Boisseau(1)(10)	11,939,360	21.2
John Doerr(4)(11)	4,817,437	8.6
Samir Kaul(5)(12)	3,493,934	6.2
Arthur Levinson(13)	129,666	*

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (#)	Percent Of Class (%)
Patrick Pichette(14)	103,000	*
Carole Piwnica(15)	9,666	*
Fernando de Castro Reinach(16)	96,171	*
Neil Renninger(17)	824,591	1.5
HH Sheikh Abdullah bin Khalifa Al Thani(18)	2,595,155	4.6
Peter Boynton(19)	172,875	*
Paulo Diniz(20)	98,333	*
Jeryl Hilleman(21)	211,166	*
Mario Portela(22)	276,554	*
James Richardson(23)	58,136	*
Tamara Tompkins(24)	204,931	*

All Directors and Executive Officers as a Group (16 Persons)(25)	26,351,678	44.7

*	Represents beneficial ownership of less than 1%.
(1)	The address of Total Gas & Power USA, SAS is 2, Place Jean Millier, 92078 Paris La Défense CEDEX, France.
(2)	Includes (i) 5,416,180 shares of common stock and (ii) 3,356,968 shares of common stock issuable upon conversion of convertible promissory notes that are convertible within 60 days of March 15, 2012. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, beneficially owns all of such 8,773,148 shares of common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Each of Edward C. Johnson 3d and FMR LLC, through its control of Fidelity and such funds, has sole power to dispose of the 8,773,148 shares owned by such funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds holding such securities, which power resides with the funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds’ Boards of Trustees. The address for these entities is 82 Devonshire Street, Boston, Massachusetts 02109.
(3)	Based solely on information provided in a Schedule 13G filed on February 14, 2012 by Artis Capital Management, L.P. According to such filing, Artis Capital Management, L.P. has sole voting and dispositive power over all 6,132,341 shares beneficially owned by it. The address provided for Artis Capital Management, L.P. is One Market Plaza, Steuart Tower, Floor 27, San Francisco, California 94105.
(4)	Maxwell (Mauritius) Pte Ltd (“Maxwell”) is wholly owned by Cairnhill Investments (Mauritius) Pte Ltd (“Cairnhill”), which is wholly owned by Fullerton Management Pte Ltd, which is wholly owned by Temasek Holdings (Private) Limited. Each of these entities possesses shared voting and investment control over the shares held by Maxwell. The address of for these entities is 60B Orchard Road, #06-18 Tower 2, The Atrium @ Orchard, Singapore 238891.
(5)	Includes 3,724,558 shares of common stock held by Kleiner Perkins Caufield & Byers XII, LLC (“KPCB XII”), 67,952 shares of common stock held by KPCB XII Founders Fund, LLC (“KPCB XII Founders”), 153,210 shares beneficially held by Clarus, LLC, whose manager is L. John Doerr, and 246,007 shares of common stock held by other individual managers. KPCB XII Associates, LLC is the managing member of KPCB XII, KPCB XII Founders and Clarus, LLC, and, as such, may also be deemed to possess sole voting and investment control over the shares held by such entities. Mr. Doerr is a manager of the KPCB XII Associates, LLC and, as such, has shared voting and investment control over the shares held by these entities. Mr. Doerr disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. The shares are held for convenience in the name of “KPCB Holdings, Inc. as nominee” for the account of entities affiliated with Kleiner Perkins Caufield & Byers and others. KPCB Holdings, Inc. has no voting, dispositive or pecuniary interest in any such shares. The address for Mr. Doerr and these entities is 2750 Sand Hill Road, Menlo Park, California 94025.
(6)	Includes 3,334,985 shares of common stock held by Khosla Ventures II, L.P. (“Khosla II”), 25,000 shares of common stock held by Khosla Ventures III, L.P. (“Khosla III”), 109,326 shares of common stock held by VK Services, LLC (“VK Services”), 58,010 shares of common stock held by certain affiliates of Khosla Ventures that are subject to shared voting and investment control, 3,000 restricted stock units held by Mr. Kaul, all of which were unvested as of March 15, 2012, and 6,666 shares of common stock issuable upon exercise of options that are exercisable held by Mr. Kaul within 60 days of March 15, 2012. Khosla Ventures Associates II, LLC (“KVA II”), which does not directly own any Amyris securities, is the general partner of Khosla II and, as such, possesses shared voting control over the shares owned by Khosla II. VK Services is the manager of KVA II and, as such, possesses shared voting and investment control over the shares owned by Khosla II. KVA II and VK Services disclaim beneficial ownership of the shares held by Khosla II, except to the extent of their pecuniary interests therein. Khosla Ventures Associates III, LLC (“KVA III”), which does not directly own any Amyris securities, is the general partner of Khosla III and, as such, possesses shared voting and investment control over the shares owned by Khosla III. VK Services is the manager of KVA III and, as such, possesses shared voting and investment control over the shares owned by Khosla III. KVA III and VK Services disclaim beneficial ownership of the shares held by Khosla III, except to the extent of their pecuniary interests therein. Vinod Khosla, who does not directly own any Amyris securities, serves as the manager of VK Services and, as such, possesses shared voting and investment control over the shares owned by Khosla II, Khosla III and VK Services. Mr. Khosla disclaims beneficial ownership of the shares held by these entities except to the extent of his pecuniary interest therein. Mr. Kaul, one of our directors, is a member of the general partners of Khosla II and Khosla III and as such may be deemed to have shared voting and investment power with respect to shares held by these entities. Mr. Kaul disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. The address for Messrs. Khosla, Kaul and these entities is 3000 Sand Hill Road, Building 3, Suite 170, Menlo Park, California 94025.
(7)

Includes 3,262,450 shares of common stock (the “TPG Stock”) held by TPG Biotechnology Partners II, L.P. (“Partners II”), a Delaware limited partnership, whose general partner is TPG Biotechnology GenPar II, L.P., a Delaware limited partnership, whose general partner is

TPG Biotechnology GenPar II Advisors, LLC, a Delaware limited liability company, whose sole member is TPG Holdings I, L.P., a Delaware limited partnership, whose general partner is TPG Holdings I-A, LLC, a Delaware limited liability company, whose sole member is TPG Group Holdings (SBS), L.P., a Delaware limited partnership, whose general partner is TPG Group Holdings (SBS) Advisors, Inc., a Delaware corporation (“Group Advisors”). Messrs. David Bonderman and James G. Coulter are directors, officers and sole shareholders of Group Advisors, and may therefore be deemed to beneficially own the TPG Stock. Messrs. Bonderman and Coulter disclaim beneficial ownership of the TPG Stock except to the extent of their pecuniary interest therein. The address for each of Group Advisors and Messrs. Bonderman and Coulter is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.
(8)	Includes (i) 5,545 shares of common stock, (ii) 15,333 restricted stock units, all of which were unvested as of March 15, 2012, and (iii) 1,274,713 shares of common stock issuable upon exercise of options that were exercisable within 60 days of March 15, 2012. If these options were exercised in full, 239,466 of these shares would be subject to vesting and a right of repurchase in our favor upon Mr. Melo’s cessation of service prior to vesting. Of the options exercisable within 60 days of March 15, 2012, options to purchase 75,000 shares are held by trusts affiliated with Mr. Melo (options to purchase 18,539 shares held by the Melo Family 2010 Distribution Trust, 9,936 shares held by each of three descendants trusts for children of Mr. Melo, and 26,653 shares held by the Melo Renewal Trust u/a/d April 4, 2011) where Mr. Melo is deemed to be the beneficial owner of the shares subject to the options held by such trusts, and options to purchase 40,000 shares are held by the John and Mary Melo Foundation, in which Mr. Melo serves as President and a director.
(9)	Includes (i) 3,000 restricted stock units, all of which were unvested as of March 15, 2012 and (ii) 51,666 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 15, 2012.
(10)	Represents shares of common stock held by Total Gas & Power USA, SAS of which Mr. Boisseau is an affiliate.
(11)	Includes (i) 3,000 restricted stock units, all of which were unvested as of March 15, 2012, (ii) 6,666 shares of common stock issuable upon exercise of options that were exercisable within 60 days of March 15, 2012, (iii) 865,051 shares of common stock held by Foris Ventures, LLC, in which Mr. Doerr indirectly owns all of the membership interests, and (iv) the shares of common stock held by entities affiliated with Kleiner Perkins Caufield & Byers of which Mr. Doerr is an affiliate, excluding 246,007 shares over which Mr. Doerr has no voting or investment power.
(12)	Includes (i) 3,000 restricted stock units, all of which were unvested as of March 15, 2012, (ii) 6,666 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 15, 2012, (iii) 97,272 shares owned by the Kaul Family Revocable Trust, of which Mr. Kaul is a trustee, (iv) 3,334,985 and 25,000 shares of common stock held by Khosla II and Khosla III, respectively, of which Mr. Kaul is an affiliate, and (v) 27,011 shares of common stock held by certain other affiliates of Khosla Ventures that are subject to shared voting and investment control.
(13)	Includes (i) 3,000 restricted stock units, all of which were unvested as of March 15, 2012 and (ii) 126,666 shares of common stock issuable upon exercise of options that were exercisable within 60 days of March 15, 2012. If these options were exercised in full, 33,334 of the shares resulting from such exercise would be subject to vesting and a right of repurchase in our favor upon Dr. Levinson’s cessation of service prior to vesting.
(14)	Includes (i) 3,000 restricted stock units, all of which were unvested as of March 15, 2012 and (ii) 100,000 shares of common stock issuable upon exercise of options that were exercisable within 60 days of March 15, 2012. If these options were exercised in full, 33,334 of the shares resulting from such exercise would be subject to vesting and a right of repurchase in our favor upon Mr. Pichette’s cessation of service prior to vesting.
(15)	Includes (i) 3,000 restricted stock units, all of which were unvested as of March 15, 2012 and (ii) 6,666 shares of common stock issuable upon exercise of options that were exercisable within 60 days of March 15, 2012.
(16)	Includes (i) 3,000 restricted stock units, all of which were unvested as of March 15, 2012, (ii) 6,666 shares of common stock issuable upon exercise of options that were exercisable within 60 days of March 15, 2012, and (iii) 86,505 shares held by Saulk Capital Ltd, an entity for which Dr. Reinach serves as sole director.
(17)	Includes (i) 226,150 shares of common stock held by the Neil Renninger 2010 Qualified Annuity Trust, of which Dr. Renninger is a trustee, (ii), 473,850 shares of common stock held by the Neil and Laura Renninger Rev Living Trust DTD 12-6-11, of which Dr. Renninger is a trustee, (iii) 32,925 shares of common stock held by Dr. Renninger, and (iv) 91,666 shares of common stock issuable upon exercise of options that were exercisable within 60 days of March 15, 2012. If these options were exercised in full, 7,084 of the shares resulting from such exercise would be subject to vesting and a right of repurchase in our favor upon Dr. Renninger’s cessation of service prior to vesting.
(18)	Represents shares of common stock held by Biolding Investment SA, an entity indirectly owned by His Highness.
(19)	Includes (i) 3,125 shares of common stock and (ii) 169,750 shares of common stock issuable upon exercise of options that were exercisable within 60 days of March 15, 2012. If these options were exercised in full, 103,334 of these shares would be subject to vesting and a right of repurchase in our favor upon Mr. Boynton’s cessation of service prior to vesting.
(20)	Represents(i) 13,334 shares of common stock, (ii) 26,666 restricted stock units, all of which were unvested as of March 15, 2012, and (iii) 58,333 shares of common stock issuable upon exercise of options that were exercisable within 60 days of March 15, 2012.
(21)	Includes (i) 8,906 shares of common stock beneficially owned by the Hilleman/Albright Family Trust dated July 24, 1990, of which Ms. Hilleman is a trustee, of which 3,817 were unvested as of March 15, 2012 and subject to a lapsing right of repurchase in our favor and (ii) 202,260 shares of common stock issuable upon exercise of options that were exercisable within 60 days of March 15, 2012. If these options were exercised in full, 50,351 of the shares resulting from such exercise would be subject to vesting and a right of repurchase in our favor upon Ms. Hilleman’s cessation of service prior to vesting.
(22)	Includes (i) 8,899 shares of common stock, (ii) 13,333 restricted stock units, all of which were unvested as of March 15, 2012, and (iii) 254,322 shares of common stock issuable upon exercise of options that were exercisable within 60 days of March 15, 2012. If these options were exercised in full, 134,334 of these shares would be subject to vesting and a right of repurchase in our favor upon Mr. Portela cessation of service prior to vesting.
(23)	Includes (i) 1,886 shares of common stock and (ii) 56,250 shares of common stock issuable upon exercise of options that were exercisable within 60 days of March 15, 2012.
(24)	Includes (i) 39,932 shares of common stock, (ii) 6,666 restricted stock units, all of which were unvested as of March 15, 2012, and (iii) 158,333 shares of common stock issuable upon exercise of options that were exercisable within 60 days of March 15, 2012. If these options were exercised in full, 17,834 of these shares would be subject to vesting and a right of repurchase in our favor upon Ms. Tompkins’ cessation of service prior to vesting.
(25)	Includes the shares described in footnotes (8) through (24) above, except shares held by Messrs. Boynton and Richardson who were no longer executive officers as of March 15, 2012. Also includes holdings by executive officers not named in the table of (i) 2,958 shares of common stock, (ii) 6,666 restricted stock units, none of which were vested as of March 15, 2012, and (iii) 191,833 shares of common stock issuable upon exercise of options beneficially owned by executive officers that were exercisable within 60 days after March 15, 2012, of which 73,000 shares, if these options were exercised in full, would be subject to vesting and a right of repurchase in our favor upon such executive officers’ cessation of service prior to vesting.